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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         July 20, 2000
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                              CTN MEDIA GROUP, INC.
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    Delaware                          0-199999                  13-3557317
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(state of other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)            Identification No.)

           5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328
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                          (Address of principal office)

Registrant's telephone number, including area code         (404) 256-4444
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

      Sale of Series A Convertible Preferred Stock to U-C Holdings, L.L.C.
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                  On July 20, 2000, CTN Media Group, Inc., a Delaware
corporation ("Company"), issued and sold to U-C Holdings, L.L.C., a Delaware limited liability company ("Holdings") which is the holder of a majority of the issued and outstanding capital stock of the Company, 133,333 shares of Series A Convertible Preferred Stock of the Company, $.001 par value per share ("Series A Preferred"), for $15.00 per share or an aggregate purchase price of $2.0 million, pursuant to an Amended and Restated Purchase Agreement ("Amended Purchase Agreement") between the Company and Holdings, dated October 18, 1999. The shares of the Series A Preferred acquired by Holdings on July 20, 2000 are in addition to an aggregate 1,976,665 shares of Series A Preferred acquired by Holdings on each of July 23, 1999, August 31, 1999, October 8, 1999, October
18, 1999 and November 18, 1999. The purpose of Holdings' purchase was to enable the Company to raise $2.0 million in gross proceeds required for the Company's working capital needs and capital expenditures. In accordance with the terms of the Company's Credit Agreement with LaSalle Bank National Association ("LaSalle Bank"), the Company now has the ability to borrow from LaSalle Bank up to an additional $2.0 million, for a maximum of $12.0 million available under the Company's line of credit.

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                  The Series A Preferred is convertible into shares of the
Company's common stock, par value $.005 per share ("Common Stock"), at a conversion price of $4.50 per share, as may be adjusted from time to time pursuant to certain anti-dilution rights of the Series A Preferred. The holder of the Series A Preferred has the right to vote such shares in all matters subject to a vote by the holders of the Common Stock on an as-converted basis as if such shares were converted into shares of Common Stock. On the date of issuance, the 133,333 shares of Series A Preferred had the equivalent votes as 444,443 shares of Common Stock. The Series A Preferred accrues a cumulative dividend of 12% per annum, which is payable upon (i) liquidation of the Company,
(ii) redemption of the Series A Preferred (allowable beginning July 23, 2006),
(iii) conversion of the Series A Preferred (allowable at any time) or
(iv) acquisition by the Company of the Series A Preferred.

                  As of July 20, 2000, 14,939,511 shares of the Company's Common Stock were outstanding, of which Holdings owns 11,576,612 shares, representing approximately 77.5% of the issued and outstanding shares of Common Stock. In addition, the 2,109,998 shares of Series A Preferred held by Holdings represent all of the issued and outstanding shares of the Company's Series A Preferred. If Holdings were to (i) convert all of the shares of Series A Preferred it owns as of July 20, 2000, and (ii) exercise its (a) Class C
Warrant issued on April 25, 1997, (b) Class C Warrant issued on October 5,
1998, and (c) its exercisable Equity Protection Rights granted on April 25, 1997, Holdings would own 20,991,015 shares of the Common Stock, which would represent approximately 86.2% of the Company's issued and outstanding of Common Stock.

Item 7.  Financial Statements and Exhibits.

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
Exhibit No.              Description of Exhibit
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
   5.1            Amended and Restated Purchase Agreement dated October 18, 1999 by and between College Television Network, Inc. and U-C Holdings, L.L.C.
                  (incorporated by reference to Exhibit 5.1 to the Form 8-K filed on October
                  27, 1999).

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2000                         CTN MEDIA GROUP, INC.

                                       By:   /s/ Jason Elkin
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                                             Jason Elkin
                                             Chairman of the Board and
                                             Chief Executive Officer